UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

LegalZoom.com, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

954 Villa Street, Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (323) 962-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 9, 2024, LegalZoom.com, Inc. (the “Company”) issued a press release announcing the management transitions discussed below. In that press release, the Company reiterates its guidance for the quarter ended June 30, 2024 and updates its guidance for the year ending December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On July 8, 2024, the Company’s Board of the Directors (the “Board”) appointed Jeffrey Stibel, who currently serves as Chair of the Board, to serve as Chief Executive Officer of the Company, effective July 9, 2024. Mr. Stibel will continue serving in his role as Chair of the Board. On July 8, 2024, the Board determined to transition from Dan Wernikoff, effective July 9, 2024, and Mr. Wernikoff resigned from the Board, effective July 9, 2024. Subject to Mr. Wernikoff’s entrance into a separation agreement and release pursuant to his employment agreement, Mr. Wernikoff will be entitled to receive the severance benefits payable under Section 4(a)(i) of his employment agreement. Mr. Wernikoff’s departure is not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Biographical information for Mr. Stibel is available in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2024, and such information is incorporated herein by reference.

In connection with Mr. Stibel’s appointment as Chief Executive Officer, Mr. Stibel entered into an Employment Agreement with the Company, dated as of July 9, 2024 (the “Employment Agreement”). The Employment Agreement has no specific term and provides that Mr. Stibel is an at-will employee. Pursuant to the terms of the Employment Agreement, Mr. Stibel (a) is entitled to an annual base salary of $575,000, (b) is eligible for a target annual performance bonus, currently equal to 100% of his annual base salary, based on the achievement of performance objectives determined by the Board, which bonus will be prorated for 2024, (c) is eligible to participate in the Company’s employee benefit plans, including medical, dental and vision insurance plans and 401(k) retirement benefits, and (d) is eligible for severance benefits, as described below.

The Employment Agreement also provides that Mr. Stibel will be granted equity awards as follows: (a) performance-based restricted stock units (“Special Sign-On PSUs”) with respect to a target amount of 2,675,159 shares of the Company’s common stock, (b) time-based restricted stock units (“2024 RSUs”) with respect to 535,031 shares of the Company’s common stock, and (c) performance-based restricted stock units (“2024 PSUs”) with respect to 802,547 shares of the Company’s common stock. The Special Sign-On PSUs have a five-year performance period (subject to a 44-day extension in certain circumstances) and will become eligible to vest upon the achievement of predetermined stock price targets. The Special Sign-On PSUs may vest, if at all, between 10% and 200% of the target grant date value based on the stock price targets achieved during the five-year performance period. Stock price targets will be deemed achieved based on a 45-trading day weighted-average closing price. Upon the achievement of a stock price target, one-half of the eligible Special Sign-On PSUs will vest immediately and the other half will vest in one year, subject to Mr. Stibel’s continued employment as Chief Executive Officer through the vesting date. The 2024 RSUs will vest in substantially equal quarterly installments over a four-year period, subject to Mr. Stibel’s continuous service with the Company, with the vesting commencement date being August 15, 2024 and the first vesting date being November 15, 2024. The 2024 PSUs will be earned, if at all, subject to the Company’s achievement of Adjusted EBITDA for the year ending December 31, 2024 relative to predetermined targets and will include a total stockholder return modifier for the Company’s relative performance against those companies in the Nasdaq Composite Index. If an Adjusted EBITDA target is achieved, one-third of the eligible 2024 PSUs will vest immediately and the remainder will vest in eight substantially equal quarterly installments, subject to Mr. Stibel’s continued employment as Chief Executive Officer through the vesting date, with the first vesting date being May 15, 2025.

Pursuant to the terms of the Employment Agreement, if Mr. Stibel is terminated by the Company without “cause” (excluding by reason of death or disability) or Mr. Stibel resigns for “good reason”, and such termination occurs outside of the 24-month period following a “change in control” (each term as defined in the Employment Agreement), then Mr. Stibel will be eligible to receive the following severance benefits: (a) continued cash payments of his then-current annual base salary for 12 months; (b) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months; and (c) any Special Sign-On PSUs that have met the requisite stock price target(s) and that are subject to only time-based vesting and any 2024 RSUs, in each case that would have become vested within 12 months following such termination, will become immediately fully vested upon such termination. In addition, pursuant to the terms of the Employment Agreement, if, following the end of the year in which Mr. Stibel’s termination of employment occurs, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Stibel will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on Mr. Stibel’s employment termination date.

Pursuant to the terms of the Employment Agreement, if Mr. Stibel is terminated by the Company without “cause” (excluding by reason of death or disability) or Mr. Stibel resigns for “good reason” reason, and such termination occurs within 24 months following a “change in control”, then Mr. Stibel will be eligible to receive the following severance benefits: (a) a lump sum cash payment equal to the sum of (i) 18 months of his then-current annual base salary plus (ii) a cash payment equal to 150% of the amount of his then-current target annual performance bonus for the fiscal year in which such termination occurs; (b) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 18 months; (c) any unvested 2024 RSUs will become immediately fully vested upon such termination; and (d) any 2024 PSUs that have met the requisite Adjusted EBITDA target and that are subject to only time-based vesting will become immediately fully vested. In the event of a “change in control” prior to determining Adjusted EBITDA for 2024, one-third of the 2024 PSUs will become immediately fully vested assuming 100% of the target Adjusted EBITDA was achieved and the remainder will vest in substantially equal installments over the subsequent eight quarters, subject to Mr. Stibel continuing to be a service provider through the applicable vesting date. In the event of a change in control, the Special Sign-On PSUs will vest as of the change in control only to the extent that the per-share consideration received by stockholders in the change in control triggers achievement of a previously unmet stock price hurdle (without regard to the 45-trading day requirement).

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement.

There are no arrangements or understandings between Mr. Stibel and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Stibel and any director or executive officer of the Company. Mr. Stibel has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Other Board Matters

On July 8, 2024, the Board appointed John Murphy as Lead Independent Director of the Board, effective July 9, 2024. The Board also removed Mr. Stibel as a member the Nominating and Corporate Governance Committee of the Board and appointed Sivan Whiteley as the Chair of the Nominating and Corporate Governance Committee, in each case, effective July 9, 2024. Additionally, on July 8, 2024, the size of the Board was reduced from six to five directors, effective July 9, 2024.

Executive Retention Awards

On July 8, 2024, the Compensation Committee of Board awarded time-based restricted stock units (“Retention RSUs”) with respect to 191,082 shares of the Company’s common stock, to each of Noel Watson, the Company’s Chief Financial Officer, Shrisha Radhakrishna, the Company’s Chief Technology Officer and Chief Product Officer and Nicole Miller, the Company’s Chief Legal Officer and Secretary. The Retention RSUs will vest in two substantially equal annual installments on July 9, 2025 and July 9, 2026, subject to continued service through the applicable vesting date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Employment Agreement, by and between LegalZoom.com, Inc. and Jeffrey Stibel, dated July 9, 2024.

99.1	Press Release of LegalZoom.com, Inc. dated July 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The Company has omitted portions of the referenced exhibit pursuant to Item 601(b) of Regulation S-K because the information contained in such portions (a) is not material and (b) is the type of information that the Company both customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: July 9, 2024	By:	/s/ Noel Watson
Noel Watson
Chief Financial Officer
(Principal Financial and Accounting Officer)

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